Exhibit 10.1

FORM OF

MOELIS & COMPANY GROUP EMPLOYEE HOLDINGS LP

VESTING AGREEMENT

RESTRICTED UNITS

THIS VESTING AGREEMENT (this “Agreement”) is made and entered into as of [Date] (the “Grant Date”) by and between Moelis & Company Group Employee Holdings LP, a Delaware limited partnership (the “Partnership”) and [Name] (the “Participant”). Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Partnership Agreement (as defined in Section 8 hereof).

WHEREAS, the Partnership is agreeing to issue partnership interests in the form of Profits Interest Units (the “Partnership Units”) to the Participant subject to the terms and conditions contained herein and in the Partnership Agreement.

WHEREAS, the Partnership and the Participant desire to enter into this Agreement to set forth the terms and conditions of the grant of the Partnership Units to the Participant.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

1.
Grant of Partnership Units.

(a)
In reliance on the representations and warranties contained herein, and subject to all of the terms and conditions included in this Agreement and in the Partnership Agreement, the Partnership hereby grants [number of partnership units] Partnership Units to the Participant. The Partnership Units represent interests in the profits of the Partnership and are being granted as additional consideration for services anticipated to be provided on or after the Grant Date to or for the benefit of the Partnership, Moelis Group LP or an affiliate thereof (collectively, the “Employer”). Where the context permits, references to “the Employer” shall include the Employer and any successor to the Employer.

(b)
The Partnership Units granted pursuant to this Agreement shall have a per unit Target Value of $[ ], and the total amount of the Capital Contributions made by the Participant with respect to such Partnership Units as of the Grant Date is $0.00.

2.
Vesting.

(a)
The Partnership Units shall become vested as follows: (i) forty percent (40%) of the Partnership Units shall become vested on February 23, 2024; (ii) twenty percent (20%) of the Partnership Units shall become vested on February 23, 2025; (iii) twenty percent (20%) of the Partnership Units shall become vested on February 23, 2026; and (iv) twenty percent (20%) of the Partnership Units shall become vested on February 23, 2027 (each such date, a “Vesting Date”); provided that the Participant remains in continuous employment with the Employer through, and has not given or received a notice of termination of such employment as of, the applicable Vesting Date. For the avoidance of doubt, the Participant’s employment with the Employer shall be deemed to have terminated upon (i) the date the Participant provides the Employer with notice of the Participant’s intent to terminate the Participant’s employment with the Employer or (ii) the date the Employer provides the Participant with notice of its intent to terminate the Participant’s employment with the Employer.

(b)
If the Participant’s employment with the Employer is terminated by the Employer for Cause or by the Participant without Good Reason (each as defined in Section 8 hereof) or, in the case of a termination covered by Section 2(c) hereof, if the Participant engages in Detrimental Activities (as defined in Section 8 hereof), then any unvested Partnership Units shall be forfeited without the payment of any consideration with respect thereto.

(c)
If the Participant’s employment with the Employer is terminated (i) by the Employer without Cause, (ii) by the Participant for Good Reason or (iii) due to the Participant’s Disability (as defined in Section 8 hereof), then any unvested Partnership Units shall continue to vest under the schedule set forth in Section 2(a) hereof; provided that the Participant does not engage in Detrimental Activities through the applicable Vesting Date.

(d)
If the Participant’s employment with the Employer is terminated due to the Participant’s death, then any unvested Partnership Units shall immediately vest.

(e)
If a Change in Control (as defined in Section 8 hereof) occurs and the Participant’s employment with the Employer is terminated by the Employer without Cause or by Participant for Good Reason on or within twelve (12) months after the effective date of the Change in Control, then any unvested Partnership Units shall immediately vest.

(f)
The Partnership Units are Qualifying Equity covered under the Company’s Retirement Policy.

3.
Capital Account Book-Up.

(a)
Pursuant to Section 5.1.2 of the Partnership Agreement, Adjustment Amounts, if any, will be allocated as determined by the General Partner, including, if so determined by the General Partner, to the Partnership Units.

(b)
Each Partnership Unit that has been allocated Adjustment Amounts in a sufficient amount such that the Partnership Unit has an Adjusted Capital Account per Partnership Unit equal to that of other Partnership Units with the highest such Adjusted Capital Account per Partnership Unit, as certified by the compensation committee (or another committee composed entirely of independent directors who are “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act) of the board of directors of Moelis & Company, shall be referred to herein as a “Booked-Up Partnership Unit.” Each Booked-Up Partnership Unit that has also become vested in accordance with Section 2 hereof shall be referred to herein as a “Vested Booked-Up Partnership Unit.”

4.
Rights as a Limited Partner; Redemption Rights; Repayment; Holdback.

(a)
Except as provided in Sections 3(a), 4(b) and 4(c) hereof, the Participant shall have all of the rights of a Limited Partner as set forth in the Partnership Agreement, including,

without limitation, the right to receive Tax Liability Distributions pursuant to Section 4.8 of the Partnership Agreement; provided that all of the terms and conditions contained in this Agreement and the Partnership Agreement shall apply to each of the Partnership Units granted hereunder and to any other securities distributed with respect to such Partnership Units. Each Partnership Unit granted hereunder shall remain subject to forfeiture to the Partnership as provided herein and in the Partnership Agreement.

(b)
The Participant shall have no redemption or exchange rights with respect to all or any portion of the Partnership Units until the later of (i) the date that is at least two (2) years following the Grant Date and (ii) the date that the Partnership Units become Vested Booked-Up Partnership Units pursuant to Section 3(b) hereof.

(c)
The Participant shall be eligible to receive distributions of Available Assets pursuant to Section 4.2 of the Partnership Agreement pro rata in accordance with the Participant’s Percentage Interest represented by the Units granted pursuant to this Agreement as of the date on which the Partnership distributes such Available Assets, provided that:

(i)
any distributions (in excess of any applicable tax distributions) payable to the Participant pursuant to Section 4.2 of the Partnership Agreement with respect to any Partnership Units that have not yet vested in accordance with Section 2 hereof shall be subject to repayment by the Participant in the event that the applicable Partnership Units are forfeited prior to becoming vested in accordance with Section 2 hereof. Any such repayment obligation shall be satisfied by the Participant within thirty (30) days of the Employer’s provision of a written demand for such repayment. The Participant acknowledges and agrees that the Employer may, to the extent permitted by applicable law (including, without limitation, Section 409A of the Code), provide for an offset to any future payments owed by the Employer to the Participant, if necessary, to satisfy the repayment obligation, and the Participant agrees to execute such documents as may be necessary to effect such repayment obligations; and

(ii)
if the amount of any distributions (in excess of any applicable tax distributions) payable to the Participant pursuant to Section 4.2 of the Partnership Agreement exceeds the Participant’s Adjusted Capital Account as of the applicable payment date, then the amount of such excess shall be not distributed to the Participant and shall instead be credited to a holdback account maintain by the Partnership in respect of the Participant (such account, the “Holdback Account”). Any positive balance in the Holdback Account shall be paid to the Participant quarterly (as determined by the General Partner) in an amount equal to (but not in excess of) the positive balance of the Participant’s Adjusted Capital Account as of the applicable payment date, provided that the entire amount of any positive balance in the Holdback Account shall be paid to the Participant on the date of the Participant’s termination of employment with the Employer for any reason.

5.
Restrictive Covenants.

(a)
The Participant acknowledges and agrees that the Participant is bound by certain restrictive covenants in connection with the Participant’s employment with the Employer and Section 10.15 of the Partnership Agreement, including, without limitation, non-competition, non-solicitation, confidentiality and non-disparagement covenants (as applicable, the “Restrictive Covenants”). The Restrictive Covenants are incorporated by reference as if fully set forth herein and are hereby re-executed and reaffirmed.

(b)
Pursuant to 18 U.S.C. §1833(b), the Participant will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret of the Employer that (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to the Participant’s attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If the Participant files a lawsuit for retaliation by the Employer for reporting a suspected violation of law, the Participant may disclose the trade secret to his attorney and use the trade secret information in the court proceeding, if the Participant (1) files any document containing the trade secret under seal, and (2) does not disclose the trade secret, except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. §1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section. Further, nothing in any agreement that the Participant has with the Employer will prohibit or restrict the Participant from making any voluntary disclosure of information or documents related to any possible violation of law to any governmental agency or legislative body, or any self-regulatory organization, in each case, without advance notice to the Employer.

6.
Effect of Forfeiture. Upon the forfeiture of any Partnership Units pursuant to Section 2 hereof, the Participant (and the Participant’s heirs, transferees, successors and assigns) shall thereafter have no right, title or interest whatsoever in such forfeited Partnership Units and such forfeited Partnership Units shall be returned to the Partnership. The Participant (and the Participant’s heirs, transferees, successors and assigns) shall receive no payment from the Employer in connection with the forfeiture of any Partnership Units.
7.
Limitations on Transfer and Encumbrance. Except as expressly provided in the Partnership Agreement (including, without limitation, Article 8 of the Partnership Agreement), the Participant may not Transfer or Encumber any Partnership Units.

8.
Defined Terms.

(a)
“Cause” means any of the following by the Participant: (i)(a) gross misconduct, fraud, material misrepresentation or breach of trust or loyalty or (b) gross negligence, in each case in respect of the Participant’s performance of, or failure to perform, the Participant’s duties or responsibilities; (ii) a material and repeated failure to exercise a reasonable level of skill, effort and/or efficiency in performing the Participant’s duties or responsibilities (other than due to Disability); (iii) willful conduct which adversely impacts the reputation of the Employer; (iv) the conviction of a felony (or equivalent in other jurisdictions), or any crime involving moral turpitude (including embezzlement, bribery, forgery, counterfeiting, extortion, false statements or insider trading), or any plea of “no contest” or “nolo contendere” (or equivalent in other jurisdictions) in connection therewith; (v) the charge or indictment of a felony or any other criminal offense, the defense of which renders the Participant substantially unable to perform adequately the Participant’s duties for at least six (6) months; (vi) a material violation of applicable laws, rules or regulations or the rules or regulations of any securities exchange or association or regulatory body of which the Employer is a member and/or licensed by; (vii) a material violation of the Employer’s employment, confidentiality, operations, compliance, ethics or similar policies; (viii) a material breach of the Participant’s contractual arrangements with the Employer; or (ix) failure to co- operate with an internal investigation, an investigation by regulatory or law enforcement authorities or actual or prospective litigation in which the Employer has an interest, after being reasonably instructed by the Employer to co-operate. In the case of clauses (i)(b), (ii), (vi), (vii), (viii) and (ix) provided that such breach, failure, violation, or act or omission is reasonably capable of prompt Cure (as defined below), (a) the Employer shall provide the Participant with a sufficiently detailed written notice describing such breach, failure, violation, or act or omission (a “30-Day Notice”), and (b) the Participant shall have thirty (30) days to Cure such breach, failure, violation, or act or omission (provided that, for the avoidance of doubt, if the Participant receives the 30-Day Notice and fails to timely Cure within such thirty (30) day period, the Employer shall not be required to provide any additional notice or notice period and the Employer may terminate the Participant for Cause after the last day of such thirty (30) day period). All determinations of whether any act or omission constitutes Cause in any particular case will be made by the General Partner in its sole discretion and will be final and binding on all parties.

(b)
“Change in Control” has the meaning set forth in the Moelis & Company 2014 Omnibus Incentive Plan, as may be amended and/or restated from time to time (or any successor plan, as applicable).

(c)
“Client” means any client or prospective client of the Employer (i) to whom the Participant provided services, for whom the Participant transacted business or for whom the Participant solicited the business of such client or prospective client during the prior two-year period or (ii) whose senior personnel the Participant first met or the Participant was introduced or reintroduced to during the Participant’s relationship with or employment by the Employer.

(d)
“Competitive Enterprise” means any business enterprise that is engaged, or owns or controls a significant interest in any entity that is engaged, in either case, primarily or in any substantial manner in any place in the world in (x) investment banking or securities activities or financial services, including, without limitation, private equity, hedge fund, special purpose acquisition company (SPAC) or other asset or investment management businesses, or (y) any business activities in which the Employer is engaged primarily or in any substantial manner.

(e)
“Cure” means to take such unilateral action(s) as will avoid all material effects of a breach, failure, violation, or act or omission.

(f)
“Detrimental Activities” means any of the following: (i) the Participant Solicits any Client to transact business with a Competitive Enterprise or to reduce or refrain from doing business with the Employer; (ii) the Participant interferes with or damages (or attempts to interfere with or damage) any relationship between the Employer and any Client; (iii) the Participant Solicits any person who is employed by the Employer to resign from the Employer or to apply for or accept employment with any Competitive Enterprise; (iv) the Participant shall fail to timely execute an attestation to the effect that the Participant has not engaged in the acts described in clauses (i), (ii) and (iii) above prior to each applicable Vesting Date or at such other times reasonably requested by the General Partner; or (v) the Participant, as determined by the General Partner, fails to meet, in any material respect, any obligation the Participant may have under any agreement with the Employer regarding confidentiality, nondisparagement, cooperation, nonsolicitation or noncompetition.

(g)
“Disability” means the Participant’s inability due to illness or other physical or mental impairment to substantially perform the Participant’s duties to the Employer for a period of ninety (90) consecutive days during any six (6) month period or for one hundred eighty (180)

days during any twelve (12) month period, as determined in the good faith discretion of the General Partner.

(h)
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

(i)
“Good Reason” means a material breach by the Employer of a material provision of the Participant’s employment agreement or offer letter, if any, with the Employer; provided, however, that the Participant must provide the Employer with a sufficiently detailed notice of the events deemed to constitute “Good Reason” within sixty (60) days of when the Participant knew or should have known that the events deemed to constitute “Good Reason” occurred and allow the Employer thirty (30) days to Cure any of the events or occurrences described above, to the extent reasonably capable of prompt Cure, before the Participant may resign for Good Reason (the “Good Reason Notice”). For the avoidance of doubt, if the Participant gives the Good Reason Notice and the Employer fails to timely Cure within such thirty (30) day period, the Participant shall not be required to provide any additional notice or notice period, and the Participant may terminate the Participant’s employment with the Employer for Good Reason after the last day of such thirty (30) day period but within forty-five (45) days of the end of such thirty (30) day period.

(j)
“Partnership Agreement” means that certain Limited Partnership Agreement of the Partnership, dated as of April 4, 2014 (as may be amended and/or from time to time).

(k)
“Solicit” means any direct or indirect communication of any kind whatsoever, regardless of by whom initiated, inviting, advising, encouraging or requesting any person or entity, in any manner, to take or refrain from taking any action.

9.
Representations and Warranties of the Participant. The Participant hereby represents and warrants to the Employer as of the date of this Agreement as follows:

(a)
The Participant qualifies as an Accredited Investor under the Securities Act.

(b)
The Participant has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment to be made by the Participant hereunder. The Participant understands and has taken cognizance of all the risk factors related to the investment in the Partnership Units.

(c)
The Participant is acquiring the Partnership Units for the Participant’s own account for investment and not with any view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(d)
The Participant understands that (i) the Partnership Units have not been registered under the Securities Act or applicable state securities laws, in reliance on exemptions from registration under the Securities Act and applicable state securities laws and (ii) no federal or state agency has made any finding or determination as to the fairness for investment, nor any recommendation or endorsement, of the Partnership Units.

(e)
The Participant acknowledges and agrees that (i) except as expressly provided for in this Agreement, no representations or warranties have been made to the Participant by the Employer or any other persons with respect to the Participant’s investment in the Partnership Units, (ii) except for this Agreement and the Partnership Agreement, there are no agreements, contracts, understandings or commitments between the Participant on the one hand and the Employer on the other hand, with respect to the Participant’s investment in the Partnership Units, (iii) in entering into this transaction the Participant is not relying upon any information, other than that contained in the Partnership Agreement, this Agreement and the results of the Participant’s own independent investigation, (iv) the Participant’s financial situation is such that the Participant can afford to hold the Partnership Units for an indefinite period of time, has adequate means for providing for the Participant’s current needs and personal contingencies, and can afford the eventuality that the Partnership Units may ultimately have no value, (v) the future value of the Partnership Units is speculative and (vi) the Participant is not entitled to any preemptive, tag-along, information or other minority investor rights with respect to the Partnership Units, other than as expressly set forth in this Agreement, the Partnership Agreement or as otherwise provided under applicable law.

(f)
The Participant is fully informed and aware of the circumstances under which the Partnership Units must be held and the restrictions upon the resale of the Partnership Units under the Securities Act and any applicable state securities laws. The Participant understands that the Participant must bear the economic risk of the Participant’s investment in the Partnership Units for an indefinite period of time because the Partnership Units have not been registered under the Securities Act and, therefore, cannot be sold unless they are registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration is available, (i) that the availability of an exemption may depend on factors over which the Participant has no control, and (iii) that unless so registered or exempt from registration, the Partnership Units may be required to be held for an indefinite period. The Participant understands that an exemption from registration is not presently available pursuant to Rule 144 promulgated under the Securities Act, that there is no assurance that such exemption will ever become available to the Participant, and that even if it were to become available, sales pursuant to Rule 144 would be limited in amount and could only be made in full compliance with the provisions of Rule 144.

(g)
The Participant has received and reviewed the Partnership Agreement. The Participant acknowledges and agrees that the Partnership Units are subject to the provisions of the Partnership Agreement.

(h)
The Participant has full authority to enter into this Agreement and the Partnership Agreement, and to perform the Participant’s obligations hereunder and thereunder. This Agreement and the Partnership Agreement have been duly and validly executed and delivered by the Participant and constitute legal, valid and binding obligations of the Participant, enforceable against the Participant in accordance with their terms, subject, as to the enforcement of remedies, to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors and general principles of equity. The execution, delivery and performance of this Agreement and the Partnership Agreement does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Participant is a party or any judgment, order, decree or law to which the Participant is subject.

(i)
The Participant understands that the Employer’s decision to grant the Partnership Units to the Participant is predicated, in part, on the representations, warranties and covenants of the Participant contained herein.

10.
Survival of Representations and Warranties; Indemnification. All representations and warranties of the Participant contained herein shall survive the execution of this Agreement and the grant of the Partnership Units contemplated hereby. The Participant agrees to indemnify and hold harmless the Employer from any actual liability, loss or expense (including, without limitation, reasonable attorneys’ fees) incurred by the Employer as a result of the Participant’s breach of any representation or warranty hereunder.
11.
No Right of Continued Employment. Neither the grant of the Partnership Units nor anything contained in this Agreement shall confer upon the Participant any right to continue in the employ of the Employer, or to prohibit or restrict the Employer from terminating the Participant’s employment at any time or for any reason whatsoever, with or without Cause, notwithstanding the effect any such action may have on the Participant, this Agreement, the Partnership Agreement or any Partnership Units that are or would otherwise be granted under this Agreement.
12.
Mandatory 83(b) Election. The Participant acknowledges that the Participant is required to file an election under Section 83(b) of the Code in the form attached hereto as Exhibit A in accordance with the Partnership Agreement and that the filing of such election is the Participant’s responsibility. The Section 83(b) election form must be filed within thirty (30) days of the grant of the Partnership Units. The Participant further acknowledges that the Participant (and not the Employer or any of its agents) will be solely responsible for filing, and shall file, such form with the IRS, even if the Participant requests the Employer or its agents to make this filing on the Participant’s behalf and even if the Employer or its agents have previously made this filing on the Participant’s behalf. The Participant will promptly deliver a copy of such completed Section 83(b) election form to the Employer.
13.
Tax Consequences. The Employer shall not be liable or responsible in any way for the tax consequences to the Participant relating to the grant, ownership, or vesting and related lapsing of any forfeiture conditions, of the Partnership Units hereunder. The Participant agrees to determine and be responsible for any and all tax consequences to the Participant related to the grant, ownership, or vesting and related lapsing of any forfeiture conditions, of the Partnership Units. By accepting the Partnership Units, the Participant acknowledges that the Partnership is treated as a partnership for federal and state income tax purposes and that the Participant will be treated as a partner for all purposes with respect to the Partnership Units. Accordingly, the Participant acknowledges that, among other things, the Participant will receive an annual Schedule K-1 from the Partnership requiring that the Participant report and pay tax on the Participant’s individual tax return the Participant’s distributive share of the Partnership’s income, gain, loss, deductions and credits, regardless of whether the Participant has received a distribution from the Partnership, and accordingly, the ownership of the Partnership Units may give rise to an out-of- pocket expense for the Participant. The Partnership has not made and will not make any statements or representations to the Participant concerning the federal, state and local tax consequences arising from the grant and holding of the Partnership Units contemplated by this Agreement and will have no obligation to indemnify or hold harmless the Participant for any claims or liabilities arising from such consequences. This Agreement is intended to be a part of the Partnership’s “partnership agreement,” as defined in Section 1. 704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations promulgated under the Code.
14.
Notices. All notices to a party under this Agreement shall be provided in accordance with Section 10.9 of the Partnership Agreement. Any such notice may at any time be waived by the party entitled to receive such notice.

15.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Employer’s assets and business, and, except as otherwise expressly provided herein, the parties’ respective heirs, executors, administrators, representatives, successors and permitted assigns. This Agreement may not be assigned, transferred or otherwise disposed of by the Participant, whether voluntarily or involuntarily, by operation of law or otherwise, without the prior written consent of the Employer except to the extent related to a Transfer of his or her Partnership Units to the extent permitted by, and in compliance with, this Agreement and the Partnership Agreement.
16.
Complete Agreement. This Agreement and the Partnership Agreement contain the complete agreement among the parties hereto with respect to the grant of the Partnership Units and supersede all prior agreements and understandings among the parties hereto with respect thereto.
17.
Severability. If any term or provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision has never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. In lieu of such illegal, invalid or unenforceable provisions, there shall be added automatically as a part hereof a provision as similar in terms and economic effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
18.
Waivers. No waiver of any provision of this Agreement is valid unless in writing and signed by the party against whom or which enforcement is sought, and any such waiver is effective only in the specific instance described and for the purpose for which the waiver was given. The failure of any party to this Agreement to insist upon or enforce strict performance by any other party to this Agreement of any provision of this Agreement shall not be construed as a waiver or relinquishment of such right or related remedy.
19.
Set-Off. The Participant hereby acknowledges and agrees, without limiting rights of the Employer otherwise available at law or in equity, that, to the extent permitted by law, the number of Units under this Agreement (or the amount of any cash or property distributed with respect to or in lieu thereof) may be reduced by, and set-off against, any or all amounts or other consideration payable by the Participant to the Employer under any other agreement or arrangement between the Participant and the Employer; provided that any such set-off does not result in a penalty under Section 409A of the Code.
20.
Clawback. Notwithstanding any other provisions in the Partnership Agreement or this Agreement, the amounts payable under this Agreement shall be subject to reduction and clawback to the extent required pursuant to any law, government regulation or stock exchange listing requirement (or any policy adopted by the Employer pursuant to any such law, government regulation or stock exchange listing requirement).
21.
Use of Personal Data. By accepting the Partnership Units pursuant to this Agreement, the Participant acknowledges that the Employer may use the Participant’s personal data for purposes of (i) determining the Participant’s compensation, (ii) payroll activities, including but not limited to, tax withholding and regulatory reporting, (iii) securities law registration, and (iv) other lawful purposes related to the Participant’s employment and this Agreement, and the Employer may provide such data to third party vendors with whom it has contracted to provide such services. The Participant may terminate this authorization at any time except with respect to tax and regulatory reporting. In such case, the grant under this Agreement shall be subject to cancellation.

22.
Governing Law; Arbitration.

(a)
This Agreement, including its existence, validity, construction, and operating effect, and the rights of each of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Delaware without regard to otherwise governing principles of conflicts of law.

(b)
Any dispute, controversy or claim arising out of or in connection with this Agreement, or the interpretation, breach, termination or validity thereof, shall be finally resolved by arbitration in accordance with Section 10.4 of the Partnership Agreement.

23.
Review of this Agreement. The Participant confirms that the Participant has carefully reviewed this Agreement and the Partnership Agreement, and understands the terms and conditions of each such agreement. The Participant further confirms that the Participant has consulted with legal counsel, or had ample opportunity to consult with legal counsel, representing the Participant concerning this Agreement, the Partnership Agreement and any other agreements between or among the Participant and the Employer.
24.
Counterparts. This Agreement and any amendments may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement. In addition, this Agreement and any amendments may be executed through the use of counterpart signature pages. The signature of any party on any counterpart agreement or counterpart signature page shall be deemed to be a signature to, and may be appended to, one document.
25.
Consent by Spouse. If the Participant is married (and not formally separated with an agreed-upon division of assets) and is subject to the community property laws of any state, the Participant shall be obligated in accordance with the Partnership Agreement to deliver at the time of execution of this Agreement a duly executed consent by spouse substantially in the form attached hereto as Exhibit B. The Participant shall also have such consent by spouse executed by any spouse married to the Participant at any time subsequent hereto.

**SIGNATURE PAGE FOLLOWS**

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MOELIS & COMPANY GROUP EMPLOYEE HOLDINGS LP

By: MOELIS & COMPANY GROUP EMPLOYEE

HOLDINGS GP LLC, its general partner

By: MOELIS & COMPANY MANAGER LLC, the

managing member of the general partner

By: Name: Osamu Watanabe Title: General Counsel

PARTICIPANT

Name: